UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          August 5, 2015

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 Tournament Drive, Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2015, MA Industrial JV LLC (the “Parent”), a Delaware limited liability company in which DENO Investment Co. II (“DENO”), a wholly-owned subsidiary of Mueller Industries, Inc. (the “Company”), owns a 50% interest (with the remaining 50% owned by affiliates of Atlas Holdings), MA Industrial Sub Inc. (“Sub”), a newly-formed Michigan corporation and a wholly-owned subsidiary of Parent, and Tecumseh Products Company, a Michigan corporation (“Tecumseh”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Sub will, and Parent will cause Sub to, commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares, no par value per share, of Tecumseh (the “Shares”), at a purchase price of $5.00 for each Share, net to the selling shareholder in cash, without interest (such price or such higher price per Share as may be paid in the Offer, the “Offer Price”).

The Merger Agreement provides that the Offer will commence on or after the date that is 14 days after the date of the Merger Agreement, but in no event later than 10 business days following such date, and will remain open for at least twenty business days, subject to possible extension in accordance with the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Sub shall merge with and into Tecumseh (the “Merger”), with Tecumseh surviving as the wholly-owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding Share (other than Shares owned by Tecumseh as treasury stock and Shares owned by Parent or Sub) shall be canceled and converted into the right to receive the Offer Price in cash, without interest. If Sub holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger without a meeting of the Tecumseh’s shareholders in accordance with the Michigan Business Corporation Act.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. During the period beginning on the date of the Merger Agreement and ending on the date that is 30 days after the date of the Merger Agreement (the “Go Shop Period”), Tecumseh is permitted to solicit or initiate discussions with third parties regarding other proposals to acquire Tecumseh.  After the end of the Go Shop Period, Tecumseh has agreed to (i) cease any ongoing discussions and negotiations with any third party with respect to acquisition proposals and (ii) not solicit or initiate discussions with third parties regarding other proposals to acquire Tecumseh and it has agreed to certain restrictions on its ability to respond to such proposals, in each case subject to certain limited exceptions to allow for the fulfillment of certain fiduciary requirements of Tecumseh’s board of directors.  The Merger Agreement also contains termination provisions for Tecumseh and Parent and provides that, in connection with the termination of the Merger Agreement, (i) Tecumseh may be required to pay Parent a termination fee of $3,828,088.57  or $3,588,833.03, and (ii) Parent may be required to pay Tecumseh a termination fee of $4,785,110.71 , in each case, depending on the circumstances of the termination.  The party entitled to a termination fee may elect, as its sole and exclusive remedy against the party obligated to pay the termination fee, either (i) to terminate the Agreement and receive the applicable termination fee or (ii) to elect not to terminate the Agreement and obtain an equitable remedy of specific performance, except in the case of fraud or intentional breach.

Pursuant to the Merger Agreement, Tecumseh granted Sub an irrevocable option (the “Top-Up Option”), to purchase the aggregate number of newly-issued Shares that, when added to the number of Shares owned by Parent and Sub at the time of such exercise, constitutes one share more than ninety percent (90%) of the Shares outstanding immediately after such exercise. The per share exercise price of the Top-Up Option is equal to the Offer Price. The number of Shares subject to the Top-Up Option is limited to the aggregate number Shares held as authorized but unissued Shares at the time of exercise. The Top-Option will terminate concurrently with the termination of the Merger Agreement.

The Offer is subject to the satisfaction or waiver of a number of customary conditions set forth in the Merger Agreement, including that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares directly or indirectly owned by Parent or Sub, a majority of the Shares then outstanding and the expiration or termination of applicable waiting periods under the applicable anti-trust laws.

The Merger Agreement provides that all options to purchase Shares that are outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled at the Effective Time in exchange for a cash payment equal to the excess of the Offer Price over the exercise price of the option, multiplied by the number of Shares underlying the option, provided that if the per share exercise price of any option equals or exceeds the Offer Price, such option shall be cancelled without any payment. All stock appreciation rights (“SARs”) or phantom shares (whether vested or unvested) that are outstanding immediately prior to the Effective Time will be canceled and terminated as of the Effective Time in exchange for a cash payment equal to the aggregate number of shares that were subject to such SAR or phantom share immediately prior to the Effective Time multiplied by the Offer Price, less, in the case of a SAR, the per share exercise price of such SAR, provided that if the per share exercise price of any SAR equals or exceeds the Offer Price, such SARs shall be canceled without any payment.  Each Tecumseh restricted stock unit or any deferred stock unit outstanding immediately prior to the Effective Time will be canceled and terminated as of the Effective Time and as consideration for such cancelation and termination, each holder of such RSU or DSU shall receive an amount equal to the number of Shares subject to such RSU or DSU immediately prior to the Effective Time multiplied by the Offer Price.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.

In connection with the transaction, DENO has entered into an equity commitment letter with Parent, dated August 5, 2015, under which DENO has agreed to contribute, or cause to be contributed to Parent, an aggregate amount equal to $47,851,107.01 substantially contemporaneously with the closing.  In addition, simultaneous with the execution of the Merger Agreement and the equity commitment letter, the Company has entered into a guarantee, dated August 5, 2015, pursuant to which the Company has agreed to guarantee to Tecumseh the Company’s 50% pro rata portion of the Parent and/or Sub’s obligations under the Merger Agreement, if any, to pay monies resulting from the failure to duly and punctually pay and perform all of Parent’s and/or Sub’s covenants, obligations, agreements and liabilities arising from the Merger Agreement. The guarantee is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the guarantee does not purport to be complete and is qualified in its entirety by reference to the document as filed as an exhibit hereto.

Important Information About the Tender Offer

This report is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding Tecumseh common shares described in this Form 8-K has not commenced. At the time the tender offer is commenced, Parent and Sub will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) and Tecumseh will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Tecumseh’s security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger by and among Tecumseh Products Company, MA Industrial JV LLC and MA Industrial Sub Inc., dated August 5, 2015.

10.1	Guarantee by and between Mueller Industries, Inc. and Tecumseh Products Company, dated August 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/ Gary C. Wilkerson
Name: Gary C. Wilkerson
Title: Vice President, General Counsel and Secretary
Date: August 7, 2015

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Tecumseh Products Company, MA Industrial JV LLC and MA Industrial Sub Inc., dated August 5, 2015.

10.1	Guarantee by and between Mueller Industries, Inc. and Tecumseh Products Company, dated August 5, 2015